Exhibit 15.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)                                 Registration Statement (Form S-8 No. 333-173157) pertaining to the Stock Related Award Incentive Plan of 1999 and the 2010 Stock Incentive Plan of Fang Holdings Limited, and

(2)                                 Registration Statement (Form S-8 No. 333- 207182) pertaining to the 2015 Stock Incentive Plan of Fang Holdings Limited;

of our report dated May 15, 2018, except for Note 2, as to which the date is May 14, 2019, with respect to the consolidated statements of comprehensive income, shareholders’ equity and cash flows for the year ended December 31, 2017, and the related notes, before the effects of the adjustments for the retrospective presentation of discontinued operations as discussed in Note 15 to the consolidated financial statements, of Fang Holdings Limited included in this Annual Report (Form 20-F) of Fang Holdings Limited for the year ended December 31, 2019.

/s/ Ernst & Young Hua Ming LLP

Shenzhen, the People’s Republic of China

May 27, 2020